UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Time-Based Stock Option Awards

On December 5, 2016, the Board of Directors of Diplomat Pharmacy, Inc. (the “Company”) approved a form of Stock Option Award Agreement (Time-Based) (the “Option Award Agreement”) for options to be issued from time to time under the Company’s 2014 Omnibus Incentive Plan.  Under the terms of the Option Award Agreement, the Company may issue options to purchase a number of shares of common stock of the Company (the “Option Shares”) which will be earned ratably over a four-year period, with 25% of the options shares vesting on each anniversary of the initial grant.  The new form of Option Award Agreement is substantially identical to the form of award for time-vested options previously filed by the Company with the Securities and Exchange Commission, except that the Option Award Agreement contains provisions regarding “double-trigger” vesting in the case of termination following a change in control under certain circumstances.  The Option Award Agreement also provides for termination of the award in certain cases of employment termination without connection to any change in control event.  The Form of Stock Option Award Agreement (Time-Based) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 5, 2016, the Company’s Board of Directors approved the issuance of time-based option awards to certain employees, including two of the Company’s executive officers in the following amounts:  Paul Urick, its President, 200,000 Option Shares, and Gary Rice, its Executive Vice President of Operations, 100,000 Option Shares.

Item 9.01           Financial Statements and Exhibits.

(d)                           Exhibits

No.	Description
10.1	Form of Stock Option Award Agreement (Time-Based)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: December 9, 2016

EXHIBIT INDEX

No.	Description
10.1	Form of Stock Option Award Agreement (Time-Based)